EX-16

               LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

                             Michael Deutchman
                        Certified Public Accountant
                        350 Fifth Avenue, Suite 3304
                          New York, New York 10118
                                (212) 971-1308


August 27, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madame:

I am addressing this letter in connection with the filing of a Form 8-K to reflect my dismissal as principal accountant for 5G Wireless Communications, Inc., a Nevada corporation, in compliance with Item 304(a)(3) of Regulation S-B. I agree with the statements made by the Registrant in response to Item 304(a)(1) of Regulation S-B as set forth in the attached Form 8-K.

                                       Sincerely,



                                       /s/  Michael Deutchman
                                       Michael Deutchman